Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2019, relating to the consolidated financial statements of Dynatrace, Inc. (the “Company”) and subsidiaries included in the Company’s Registration Statement on Form S-1 (333-232558), as amended.

/s/ BDO USA LLP

Troy, Michigan

August 1, 2019